Exhibit 99.1

   BLUE COAT ANNOUNCES NASDAQ LISTING AND HEARING REVIEW COUNCIL'S DECISION TO
     CALL BLUE COAT MATTER FOR REVIEW AND STAY DELISTING OF BLUE COAT STOCK

    SUNNYVALE, Calif., Jan. 29 /PRNewswire-FirstCall/ -- Blue Coat(R) Systems, Inc. (Nasdaq: BCSI) today reported that the Nasdaq Stock Market has notified Blue Coat that it will continue the listing of Blue Coat Common Stock pending a review by the Listing and Hearing Review Council of the Nasdaq Stock Market (the "Listing Council"). The Listing Council has called for review the earlier decision of the Nasdaq Listing Qualifications Panel (the "Panel") requiring Blue Coat to file all required restatements and delinquent periodic reports by January 29, 2007, and has stayed any suspension of trading of Blue Coat's securities pending further action by the Listing Council.

    Blue Coat may submit additional information to the Listing Council by March 30, 2007. The Listing Council will then review the Panel's decision on the written record. There can be no assurance that the Listing Council will determine that Blue Coat should remain listed on Nasdaq subsequent to March 30, 2007.

    As Blue Coat reported previously, on November 13, 2006 the Panel notified Blue Coat that it had determined to continue Blue Coat's listing subject to the filing by January 29, 2007 of all required restatements, delinquent periodic reports, communication with the Panel about the results of the independent committee's investigation, and compliance with all other requirements for continued listing on the Nasdaq Stock Market. On January 18, 2007, Blue Coat requested an extension of the January 29, 2007 deadline because Blue Coat, in consultation with its independent accountants, recently decided to seek pre-clearance of its proposed accounting treatment for the financial restatements by submitting a letter to the Office of the Chief Accountant (the "OCA") of the Division of Corporation Finance, U.S. Securities and Exchange Commission. Blue Coat expects to submit its letter to the OCA during the week of January 29, 2007. Blue Coat expects to file all required restatements and delinquent periodic reports promptly upon receiving pre- clearance from OCA.

    About Blue Coat Systems

    Blue Coat secures Web communications and accelerates business applications across the distributed enterprise. Blue Coat's family of appliances and client-based solutions - deployed in branch offices, Internet gateways, end points, and data centers - provide intelligent points of policy-based control enabling IT organizations to optimize security and accelerate performance between users and applications. Blue Coat has installed more than 30,000 appliances worldwide and is ranked #1 by IDC in the Secure Content and Application Delivery segment. Blue Coat is headquartered in Sunnyvale, California, and can be reached at (408) 220-2200 or www.bluecoat.com.

    FORWARD LOOKING STATEMENTS: The statements contained in this press release concerning Blue Coat's filing of all required financial restatements and delinquent periodic reports, and Blue Coat's continued listing on Nasdaq, are forward-looking statements. All forward-looking statements included in this press release are based upon information available to Blue Coat as of the date hereof, and Blue Coat assumes no obligation to update any such forward- looking statements. Actual results may differ materially from those projected in such statements due to various factors, including but not limited to, the final conclusions of the Board of Directors, the Audit Committee, the independent committee, and Blue Coat's independent public accountants concerning matters related to Blue Coat's stock option grants; Blue Coat's inability to comply with requirements imposed by Nasdaq or the Listing Council for continued listing; Blue Coat's inability to file its Form 10-K and Form 10-Q in accordance with the Securities Exchange Act of 1934; the review and audit by Blue Coat's independent auditor of Blue Coat's fiscal 2006 financial statements; and additional information or actions resulting from the continued review by Blue Coat's independent committee.

SOURCE  Blue Coat(R) Systems, Inc.
    -0-                             01/29/2007
    /CONTACT: media, Steve Schick, +1-408-220-2076, or steve.schick@bluecoat.com, or investors, Carla Chun, +1-408-220-2318, or carla.chun@bluecoat.com, both of Blue Coat Systems/
    /Web site:  http://www.bluecoat.com/